Investor Contact:

Erica Abrams, The Blueshirt Group for Borland

415.217.7722

erica@blueshirtgroup.com

Borland Reports Preliminary Financial Results for First Quarter 2006

Cupertino, Calif. – May 10, 2006-- Borland Software Corporation (Nasdaq: BORL), the global leader for Software Delivery Optimization (SDO), today announced preliminary financial results for its first quarter ended March 31, 2006.

The company currently expects revenues of approximately $69 million for the first quarter and a smaller net loss than that reported in the previous quarter.

“On February 8 we announced our plan to return Borland to profitability and growth by divesting our IDE product lines and increasing our focus on ALM,” said Tod Nielsen, president and CEO of Borland. “We are making significant progress on our transition. We completed the acquisition of Segue Software. We advanced the IDE divestiture process and expect to announce a buyer in the next several months. We are executing on our go to market strategy focused on enterprise solution selling. Last week, we announced a significant organizational realignment, which when coupled with the planned IDE divestiture, is expected to reduce annualized costs by approximately 60 million dollars.”

“We expect to increase revenue in the second quarter over the first quarter and to continue with our cost containment efforts throughout the year,” concluded Nielsen.

Company Expects to File Form 10-Q within Five-Day Extension Period

The company also announced that it has invoked the permitted five day extension for completing and filing its Form 10-Q for the quarter ended March 31, 2006. Given the significant time dedicated to the recent Form 10-K filing, the company and its auditors are taking the additional time to complete customary review procedures. The company expects to file the Form 10-Q within the five day period permitted by Rule 12b-25 of the Securities Exchange Act of 1934. The Form 10-Q will include final financial results for the quarter.

Conference Call Information

Borland Software Corporation will hold a conference call and simultaneous Webcast to discuss recent announcements today, Wednesday, May 10, 2006 at 2 p.m. PT. To access the live Webcast, please visit the Investor Relations section of Borland’s website at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the conference call ends and will be available until the next earnings call conducted by the company. Please dial (800) 405-2236 or (303) 590-3000, with passcode 11058583 to access the replay. The archived Webcast will also be available on our website at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112793&eventID=1312270.

About Borland

Founded in 1983, Borland Software Corporation (NASDAQ: BORL) is the global leader in Software Delivery Optimization. The company provides the software and services that align the people, processes and technology required to maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit: http://www.borland.com.

Borland and all other Borland brand and product names are service marks, trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This release contains "forward-looking statements" as defined under the Federal Securities Laws, including the Private Securities Litigation Reform Act of 1995 and is subject to the safe harbors created by such laws. Such forward-looking statements include statements regarding Borland’s expectation regarding revenue and net loss for the first quarter ended March 31, 2006; anticipated financial performance in the coming quarter; Borland’s strategic focus, near-term and long-term outlook; benefits and synergies of the acquisition of Segue Software; the timing of identifying a buyer for the IDE product lines; anticipated cost savings from the organizational realignment and planned IDE divestiture; and the timing of filing of the company’s Form 10-Q for the first quarter ended March 31, 2006. Actual results could differ materially from those contained in the forward-looking statements and are based on current expectations that involve a number of risks and uncertainties, including, but not limited to, the timing of closing our books and issuing final financial results; Borland's ability to successfully integrate Segue’s operations and employees; costs associated with the acquisition and Borland’s ability to manage its expenses following the closing; the results of our exploration of the sale of the IDE product lines; diversion of management attention from other business concerns due to the organizational realignment and proposed IDE divestiture; undisclosed or unanticipated liabilities and risks resulting from the organizational realignment and proposed IDE divestiture; our ability to sell multi-product solutions for the application development lifecycle; market acceptance and adoption of our products and services including our enterprise software development solutions; and our ability to retain key personnel and hire new leaders to support our business transition. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from http://www.sec.gov. Borland is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Information contained in our website is not incorporated by reference in, or made part of this press release.